                                                                   Exhibit 10.15

                                PLEDGE AGREEMENT

                  THIS PLEDGE AGREEMENT (the "Pledge Agreement"), is made this 2nd day of March 1999, by and between the TRUST OF THE EMPLOYEE STOCK OWNERSHIP PLAN OF TELECOMUNICACIONES DE PUERTO RICO, INC. (the "Pledgor") and TELECOMUNICACIONES DE PUERTO RICO, INC. (the "Company").

                              W I T N E S S E T H:

                  WHEREAS, the Pledgor is a Trust established pursuant to the Trust Agreement dated as of March 2, 1999, by and between Telecomunicaciones de Puerto Rico, Inc. and U.S. Trust Company, National Association, to fund benefits under the Employee Stock Ownership Plan of Telecomunicaciones de Puerto Rico, Inc. (the "ESOP"); and

                  WHEREAS, the Pledgor and the Company have entered into an ESOP Loan Agreement (the "Loan Agreement") of even date herewith pursuant to which the Company is lending to the Pledgor Twenty-Six Million, One Hundred Thousand Dollars (U.S. $26,100,000.00) (the "Loan") in order to finance the acquisition of securities of the Company for the benefit of the participants and beneficiaries of the ESOP; and

                  WHEREAS, the execution and delivery of this Pledge Agreement is a condition precedent to the Company's obligation to make the Loan under the Loan Agreement.

                  NOW, THEREFORE, the Pledgor and the Company agree as follows:

                  1. Collateral Pledged. The Pledgor hereby pledges, assigns and sets over to the Company, its successors and assigns all of the Common Stock, par value $0.01 per share, of the Company (the "Stock") purchased by the Pledgor with the proceeds of the Loan made by the Company pursuant to the Loan Agreement, together with any cash or other securities or property derived therefrom, substituted therefor or otherwise subjected to the lien hereof pursuant to any provision hereof (all of which shares of Stock, cash, securities and property which have not been released from the Suspense Account (as provided below) are herein called "Collateral"), as security for: (a) the punctual and full payment of the principal of and interest on the Note referred to in the Loan Agreement; and (b) the prompt observance and performance by the Pledgor of all of the covenants, agreements and other provisions in the Note and Loan Agreement and herein to be performed on its part.

                  The Stock and any securities that are part of the Collateral and that are "employer securities" within the meaning of Section 409(1) of the Internal Revenue Code of 1986, as amended (the "US Code"), and Section 1165(h)(2) of the Puerto Rico Internal Revenue Code of 1994, as amended (the "PR Code"), shall be held by the Pledgor in a "Suspense Account" for the benefit of the Company as "Qualifying Collateral." As of the last day of each Plan Year (as defined in the ESOP) of the Pledgor, a portion of the Qualifying Collateral held in the Suspense Account, determined in accordance with the following formula, shall be released from the Suspense Account and shall not thereafter be deemed Collateral for any purpose under this Pledge Agreement, the Loan Agreement or the Note: For each Plan Year of the Pledgor during the duration of this Pledge Agreement, the number of shares of Stock released shall equal the aggregate number of such shares remaining pledged before such release multiplied by a fraction, the numerator of which is the amount of principal and interest paid by the Pledgor on the Loan during the Plan Year in question, and the denominator of which fraction is the sum of the numerator plus the aggregate amount of the principal of and interest on the Loan to be paid in all future Plan Years during which the Note remains outstanding and unpaid as calculated as of such date. If the interest rate under the Note is variable, the interest to be paid in future years shall be computed by using the interest rate of the Note as of the end of the applicable Plan Year. If the ESOP has more than one loan outstanding at the end of any Plan Year, the loans shall be aggregated for purposes of determining the amount of collateral released by all loan payments for that Plan Year, and the collateral released shall be attributed to each loan in proportion to the principal and interest paid on that loan for the Plan Year, unless each lender agrees in writing that the release of collateral shall be determined separately for each loan. If the Qualifying Collateral includes more than one class of employer securities as defined in Section 409(1) of the US Code and Section 1165(h)(2) of the PR Code, the number of shares of each class of employer securities to be released for such Plan Year must be determined by applying the same fraction to each class of employer securities. Once all Collateral is released pursuant to this Section 1, this Pledge Agreement shall terminate.

                  2. Effect of Refinancing. A payment of principal or interest to refinance all or any portion of the Loan shall not be taken into account under the preceding paragraph to determine the amount of Qualifying Collateral released from the Suspense Account. The Company may assign its rights and interest in all or a portion of the Collateral under this Pledge Agreement to a different lender in connection with a refinancing transaction.

                  3. Distribution on Collateral. The Pledgor shall receive and shall hold pursuant to this Pledge Agreement as part of the Collateral all dividends declared and paid by the Company on the Collateral other than in the ordinary course of business and all dividends or distributions paid or made on the Collateral in the course of dissolution or liquidation of the Company or as the result of stock dividends, split-ups or other recapitalizations, reclassifications or rearrangements of the capital structure of the Company and all cash, securities or other property received as a result of any merger or consolidation of the Company with any other person or as a result of any other similar transaction. So long as no Event of Default (as defined in the Loan Agreement) shall have occurred and be continuing as provided in the ESOP, all dividends declared and paid on the Collateral in the ordinary course of business by the Company shall be used to repay the Note or allocated to the accounts of ESOP Participants. Upon the occurrence and continuation of an Event of Default, all dividends declared and paid on the Collateral in the ordinary course of business by the Company shall be used to repay the Note.

                  4. Voting of Stock Held As Collateral. So long as no Event of Default shall have occurred and be continuing, the Pledgor shall have the right, from time to time, to vote any and all shares of Stock or other securities with voting rights included in the Collateral and to give consents, waivers and ratifications in respect thereof, with the same force and effect as if such shares and securities were not pledged hereunder; provided, however, that no such vote shall be cast and no such consent, waiver or ratification shall be given or action taken which would be inconsistent with or violate any of the provisions of the Loan Agreement or this Pledge Agreement; and provided, further, that the Pledgor shall vote such Stock and securities in accordance with the terms of the ESOP and the Trust Agreement and in accordance with applicable law. Subject to the requirements of applicable law, upon the occurrence and continuation of an Event of Default, the Pledgor shall not vote or otherwise exercise any voting rights with respect to any or all shares of Stock and such securities except in accordance with written instructions of the Company.

                  5. Warranties. The Pledgor represents and warrants that the Stock pledged hereby constitutes all of the issued and outstanding shares of Common Stock, par value $0.01 per share, of the Company that were purchased by the Pledgor with the proceeds of the Loan made by the Company pursuant to the Loan Agreement.

                  6. Rights of the Company Upon Default.

                  (a) In the event that the Company desires to invoke the remedies provided by this Pledge Agreement upon the occurrence of an Event of Default, the Company shall mail or otherwise deliver to the Pledgor written notice of such Event of Default and its intention to invoke such remedies. After a ten (10) day period beginning on the date such notice is mailed or otherwise delivered, and subject to the provisions of Section 1.06 of the Loan Agreement, the Company may exercise in respect of the Collateral all the rights and remedies of a secured party upon default under the Uniform Commercial Code (the "UCC") in effect in the State of New York at that time, and the Company may also in its sole discretion, without notice except as specified below or as required by law, sell the Collateral or any part thereof in one or more transactions at public or private sale, at any exchange, broker's board or at any of the Company's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as are commercially reasonable. The Pledgor acknowledges that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification to the Pledgor. The Company shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Company may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and the securities laws of Puerto Rico and applicable state securities laws, the Company may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own accounts, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Company than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, agrees, to the extent permitted by law, that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Company shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the

Securities Act or under the securities laws of Puerto Rico and applicable state securities laws, even if the Pledgor would agree to so delay.

                  (c) If the Company determines to exercise its right to sell any or all of the Collateral, upon written request, the Pledgor shall from time to time furnish to the Company all such information as the Company may request in order to determine the number of shares of Stock and other assets included in the Collateral that may be sold by the Company in exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                  (d) If the proceeds realized upon all such sales of Collateral exceed the amount of the due and unpaid principal and interest of the Note, then the balance of the proceeds will be deposited in the Suspense Account. The Company shall not sell Collateral in excess of the amount required to make the foregoing payments to the Company. The Pledgor shall remain liable for any deficiency to the extent permitted by Section 1.06 of the Loan Agreement.

                  (e) In addition to the rights, remedies and powers of the Company set forth above, the Company shall have any and all other rights, remedies and powers of a secured party under the laws of the State of New York and any other rights, remedies and powers provided by law or in equity or by other agreements between the Company and the Pledgor which are consistent with
Section 7 of this Pledge Agreement. All of such rights, remedies and powers of the Company are cumulative and may be exercised alternatively or conjunctively, at such times, in such order and from time to time, all as determined by the Company.

                  7. Discharge of Pledgor. At such time as all of the principal of and interest on the Note shall have been paid in full, then all rights and interests assigned and pledged hereby or pursuant hereto by the Pledgor shall revert to the Pledgor, its administrators, successors and assigns, and the right, title and interest of the Company in the Collateral shall cease and the Collateral shall forthwith be transferred and delivered to the Pledgor, or its administrators, successors and assigns.

                  8. Non-Recourse Nature. No Person (including, but not limited to, the Company and any subsequent holder of the Note) entitled to payment with respect to the Loan (whether under this Pledge Agreement, the Loan Agreement, the Note or otherwise) shall have any right of recourse against the Pledgor (or the Trustee in its individual capacity) with respect to the Loan or shall have any right to assets of the Pledgor with respect to the Loan other than:

                  (a) the Collateral;

                  (b) Participant contributions, if any, and Company Contributions other than contributions of employer securities, to the Pledgor under the ESOP to meet the Pledgor's obligations under the Loan Agreement or under the Note; and

                  (c) earnings attributable to the Collateral and the investment of non-excluded contributions referred to in Section 8(b) above.

The Pledgor shall account for such earnings and nonexcluded contributions separately on its books of account until the Loan is repaid in full. Notwithstanding the foregoing, in the event of any default with respect to the Loan, the value of any assets of the Pledgor applied in satisfaction of the Loan shall not exceed the amount of the default, and if the Person (including, but not limited to, the Company and any subsequent holder of the Note) for whose benefit such assets are or would be applied is a disqualified person within the meaning of Section 4975(e)(2) of the US Code with respect to the Pledgor, such application of assets of the Pledgor upon a default with respect to the Loan shall be made only upon and to the extent of the failure of the Pledgor to meet the payment schedule of the Loan. The provisions of this Section 8 shall apply notwithstanding any other provision to the contrary contained in this Pledge Agreement, the Loan Agreement or the Note.

                  9. Notices. All notices hereunder shall be deemed to have been sufficiently given or served for purposes hereof when mailed, first class, postage prepaid, to the addressee at the address given below, or at such other address as either the Company or the Pledgor may have designated to the other in writing:

                  (a)      if to the Pledgor, to:

                           Dennis M. Kunisaki
                           U.S. Trust Company, National Association
                           515 South Flower Street
                           Los Angeles, California  90171
                           Telephone:  (213) 861-5073
                           Fax: (213) 488-1366

                  With a copy to:

                           Ronald S. Rizzo
                           Jones, Day, Reavis & Pogue
                           77 West Wacker
                           Suite 3500
                           Chicago, Illinois 60601-1692
                           Telephone:  (312) 782-3939
                           Fax:  (312) 782-8585

                  To the Company:

                           Vice President of Human Resources
                           Telecomunicaciones de Puerto Rico, Inc.
                           1515 Franklin D. Roosevelt Avenue
                           Guaynabo, Puerto Rico 00968
                           Telephone:  (787) 793-1818
                           Fax:  (787) 792-9830

                  With a copy to:

                           Fares Salloum
                           GTE International Telecommunications
                                    Incorporated
                           5221 North O'Connor Boulevard
                           Irving, Texas  75039
                           Telephone:  (972) 718-5000
                           Fax:  (972) 718-2916

                  10. Definitions. Unless otherwise defined herein, all capitalized terms which are defined in the Loan Agreement shall be used as defined therein.

                  11. Persons Bound. This Pledge Agreement shall be binding upon the Pledgor and its successors and assigns, and shall inure to the benefit of and be enforceable by the Company, its successors and assigns.

                  12. Amendments. The terms of this Pledge Agreement may be modified or amended only by an instrument in writing executed by the Pledgor and by the Company.

                  13. Governing Law. This Pledge Agreement shall be deemed to be a contract made under and shall be construed in accordance with and governed by the laws of the State of New York without reference to the State of New York's conflict of laws provisions.

                  IN WITNESS WHEREOF, the Pledgor and the Company have executed this Pledge Agreement on the day and year first above written by their respective representatives thereunto duly authorized.

                                          TELECOMUNICACIONES DE PUERTO
                                          RICO, INC.

                                          By:_________________________________
                                          Name:  _____________________________
                                          Title _______________________________

                                          TRUST OF THE EMPLOYEE STOCK
                                          OWNERSHIP PLAN OF
                                          TELECOMUNICACIONES DE PUERTO
                                          RICO, INC.

                                          By:      U.S. TRUST COMPANY,
                                                   NATIONAL ASSOCIATION, solely
                                                   in its capacity
                                                   as trustee and not in its
                                                   individual capacity

                                          By:  ________________________________
                                          Name:    Norman P. Goldberg
                                          Title    Managing Director

                  IN WITNESS WHEREOF, the Pledgor and the Company have executed this Pledge Agreement on the day and year first above written by their respective representatives thereunto duly authorized.

                              TELECOMUNICACIONES DE PUERTO
                              RICO, INC.

                              By:_________________________________
                              Name:  _____________________________
                              Title _______________________________

                              TRUST OF THE EMPLOYEE STOCK
                              OWNERSHIP PLAN OF
                              TELECOMUNICACIONES DE PUERTO
                              RICO, INC.

                              By:      U.S. TRUST COMPANY,
                                       NATIONAL ASSOCIATION, solely
                                       in its capacity as trustee and not in its
                                       individual capacity

                              By:  ________________________________
                              Name:    Norman P. Goldberg
                              Title    Managing Director